UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

LEPERCQ CORPORATE INCOME FUND L.P.
(Exact name of registrant as specified in its charter)

Delaware	033-04215	13-3779859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York		10119-4015
(Address of principal executive offices)		(Zip Code)

(212) 692-7200
(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 13, 2014, Lexington Realty Trust, which we refer to as the Trust, and its operating partnership, Lepercq Corporate Income Fund L.P., which we refer to as LCIF, entered into an underwriting agreement, which we refer to as the Underwriting Agreement, pursuant to which the Trust agreed to sell to J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and the each of the other underwriters named in Schedule I thereto, which we refer to collectively as the Underwriters, $250.0 million aggregate principal amount of its 4.40% Senior Notes due 2024, which we refer to as the Notes. The Notes were issued by the Trust at an initial offering price of 99.883% of their face value.

The Underwriting Agreement contains customary representations, warranties, covenants and indemnification provisions. The Notes were sold pursuant to an automatically effective registration statement on Form S-3ASR (File No. 333-183645) filed with the Securities and Exchange Commission (the “SEC”) on August 30, 2012, as amended by Post-Effective Amendment No.1, filed with the SEC on May 8, 2014, relating to the public offering from time to time of certain securities, including the Notes, pursuant to Rule 415 of the Securities Act of 1933, as amended, a preliminary prospectus supplement dated May 13, 2014 and a related final prospectus supplement dated May 13, 2014. The closing of the offering and delivery of the Notes are expected to take place on May 20, 2014, subject to the satisfaction of customary closing conditions.

The proceeds from the offering, after deducting discounts of the underwriters of the Notes, but before other offering expenses, are estimated to be approximately $ 248.1 million. The Trust intends to use the net proceeds from the sale of the Notes to repay secured indebtedness, pay down amounts outstanding under its revolving credit facility and for other general corporate purposes

A copy of the Underwriting Agreement is attached to this Current Report on Form 8-K, which we refer to as this Current Report, as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement.

Item 8.01.	Other Information.

On May 13, 2014, the Company issued a press release announcing the pricing of the underwritten transaction described in Item 1.01 above. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

1.1	Underwriting Agreement, dated May 13, 2014, among the Trust, LCIF, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and each of the other underwriters named in Schedule I thereto.

99.1	Press Release, dated May 13, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: May 19, 2014	By:	/s/ Patrick Carroll
Patrick Carroll
Chief Financial Officer

Lepercq Corporate Income Fund L.P.
By: Lex GP-1 Trust, its general partner

Date: May 19, 2014	By:	/s/ Patrick Carroll
Patrick Carroll
Vice President

Exhibit Index

1.1	Underwriting Agreement, dated May 13, 2014, among the Trust, LCIF, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and each of the other underwriters named in Schedule I thereto.

99.1	Press Release, dated May 13, 2014